Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Board of Directors
Giga-tronics Incorporated
San Ramon, California
We consent to the incorporation by reference in the registration statements (Nos. 333-45476, 333-34719, 333-39403, 333-69688 and 333-135578) on Form S-8 of Giga-tronics Incorporated of our report dated June 11, 2007, relating to the consolidated balance sheet of Giga-tronics Incorporated and subsidiaries as of March 31, 2007 and March 25, 2006, and the related consolidated statements of operations, shareholders’ equity, and cash flows for the years then ended, which report appears elsewhere in this Form 10-KSB.

/s/ Perry-Smith LLP

Perry-Smith, LLP
Sacramento, California
June 18, 2007

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